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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-68755, 333-91347, 333-84187, 333-69385, 333-92437, 333-32448, 333-37918,
333-39184, 333-42498, 333-42772, 333-42728, 333-48224, 333-48262 and 333-44094
of Conexant Systems, Inc. on Form S-8 and Registration Statement Nos. 333-82399, 333-70085, 333-30596, 333-32468, 333-38890, 333-42500 and 333-48270 of Conexant
Systems, Inc. on Form S-3 of our report dated October 16, 2000, except for note 17, as to which the date is November 30, 2000, appearing in this Annual Report on Form 10-K of Conexant Systems, Inc. for the year ended September 30, 2000.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
December 11, 2000